Exhibit 10.15

FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT

THIS FOURTH AMENDMENT TO SECURITIES PURCHASE AGREEMENT is made on September 17, 2010 (this “Agreement”), by and between Bison Capital Equity Partners II-A, L.P., a Delaware limited partnership, and Bison Capital Equity Partners II-B, L.P., a Delaware limited partnership (collectively, “Purchaser”), on the one hand, and The Center for Wound Healing, Inc., a Nevada corporation (the “Company”), on the other hand.  Any capitalized term used but not otherwise defined herein shall have the same meaning as set forth in the Securities Purchase Agreement dated as of March 31, 2008 by and between Purchaser and the Company, as amended by the First Amendment to Securities Purchase Agreement dated as of April 16, 2009, the Second Amendment to Securities Purchase Agreement dated February 12, 2010 and the Third Amendment to Securities Purchase Agreement dated May 24, 2010 (as otherwise amended, the “Securities Purchase Agreement”).

1.            Section 10.1 of the Securities Purchase Agreement is hereby amended to add new Section 10.1(v), which reads as follows:

If the Company enters into a definitive agreement (a "Merger Agreement") with respect to a Change of Control prior to December 31, 2010 and fails for any reason to (a) consummate such transaction by March 31, 2011, or (b) file a proxy statement or information statement (as applicable) in respect of the transactions contemplated by the Merger Agreement with the Securities and Exchange Commission within 45 days after the execution of the Merger  Agreement."

2.            This Agreement amends the Securities Purchase Agreement and all references to the Securities Purchase Agreement shall be deemed to incorporate this Agreement.  All other terms and conditions of the Transaction Documents shall remain in full force and effect and shall not be affected by this Agreement.

3.            This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears hereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

4.           Sections 14.5, 14.6, 14.7 and 14.8 of the Securities Purchase Agreement are hereby incorporated by reference and made a part of this Agreement mutatis mutandis, except that the references therein to “this Agreement” shall include this Agreement.

5.           The Company confirms and agrees that this Agreement shall constitute a Transaction Document under the Securities Purchase Agreement.  Accordingly, it shall be an Event of Default under the Securities Purchase Agreement if any representation or warranty made or deemed made by the Company under or in connection with this Agreement shall have been incorrect in any material respect when made or deemed made or if the Company fails to perform or comply with any covenant or agreement contained herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly signed as of the date first above written.

BISON CAPITAL EQUITY PARTNERS II-A, L.P.

By: BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

BISON CAPITAL EQUITY PARTNERS II-B, L.P.

By: BISON CAPITAL PARTNERS II, LLC, its general partner

By:	/s/ Douglas B. Trussler
Name:	Douglas B. Trussler
Title:	Managing Member

THE CENTER FOR WOUND HEALING, INC.

By:	/s/ Andrew G. Barnett
Name:	Andrew G. Barnett
Title:	Chief Executive Officer

Signature Page to Fourth Amendment to Securities Purchase Agreement